EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form SB-2 of our report dated February 17, 2006, relating to the consolidated financial statements of StarMed Group, Inc., and to the reference to our Firm under the caption "Experts" in the Prospectus.


/s/ Mendoza Berger & Company, LLP
Mendoza Berger & Company, LLP


Irvine, California
June 19, 2006